1 3 EXECUTIVE TRANSITION AGREEMENT This Executive Transition Agreement (the “Agreement”) by and between Adam Dolinko (“Executive”) and Ouster, Inc., a Delaware corporation (the “Company”), is made effective as of the eighth day following the date of last signature below (the “Effective Date”). This Agreement is made with reference to the following facts: A. Executive and the Company entered into an Employment Agreement effective as of November 16, 2021 (the “Employment Agreement”), following which Executive became an employee and officer of the Company. B. Executive and the Company entered into the Indemnification and Advancement Agreement effective as of November 16, 2021 (the “Indemnification Agreement”), pursuant to which Executive is entitled to indemnification from the Company upon certain events. C. On November 4, 2022, the Company entered into the Agreement and Plan of Merger with, among others, Velodyne Lidar, Inc. (the “Merger Agreement” and, the transactions contemplated thereby, the “Merger”) contemplates, among other t. D. Executive and the Company have agreed that Executive transitioned from service as an officer effective as of the closing of the Merger (the “Closing Date”) and shall transition from service as an employee of the Company at the close of the 7th calendar day following the Closing Date (the “Separation Date”). E. Executive and the Company now desire to set forth the terms and conditions of Executive’s separation from the Company in order to end their employment relationship amicably. NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, the parties agree as follows: 1. Separation. Executive acknowledges and agrees that Executive’s status as an officer ended on the Closing Date and Executive’s status as an employee of the Company shall end effective as of the Separation Date. 2. Accrued Amounts. (a) Final Paycheck. As soon as administratively practicable after the Separation Date, the Company will pay Executive all accrued but unpaid base salary and all accrued and unused vacation earned through the Separation Date, subject to standard payroll deductions and withholdings. Executive is entitled to these payments regardless of whether Executive executes this Agreement. (b) Business Expenses. The Company shall reimburse Executive for all outstanding expenses incurred prior to the Separation Date which are consistent with the Company’s policies in effect from time to time with respect to travel, entertainment, and other business expenses, subject to the Company’s requirements with respect to DocuSign Envelope ID: 26DA67CC-734A-4788-9125-E83CCDE9690C7F 806 4-AA91- 830-B664 CCB0A55 988F

2 3 reporting and documenting such expenses. Executive is entitled to these reimbursements regardless of whether Executive executes this Agreement. 3. Separation Benefits. (a) Benefits. Without admission of any liability, fact or claim, the Company hereby agrees, subject to (i) Executive’s acceptance and non-revocation of this Agreement and (ii) Executive’s performance of continuing obligations pursuant to this Agreement (including Executive’s continued compliance with the Confidentiality Agreement (as defined below)): (i) An amount equal to the sum of: (1) $325,000.00, which represents 12 months’ of Executive’s base salary at the rate in effect as of the Closing Date, (2) $97,500.00, which constitutes Executive’s target bonus opportunity for the 2023 calendar year as in effect immediately prior to the Effective Date, and (3) $24,000.00, which is an estimate of 12 months of COBRA premiums based on the health coverage in effect for Executive and Executive’s dependents as in effect immediately prior to the Effective Date ((1) – (3) collectively, the “Separation Payment”), with the Separation Payment to be paid in a single cash lump sum within 30 days after this Agreement becomes effective and irrevocable; and (ii) The vesting of each unvested equity award held by Executive as of immediately prior to the Separation Date shall accelerate in full as of the date the Agreement becomes effective and irrevocable. (b) Tax Withholding. Executive acknowledges that the amounts paid and benefits provided to Executive under Section 3 shall be subject to required withholding taxes. (c) Sole Separation Benefit. Executive agrees that the benefits provided in this Section 3 are not required under the Company’s normal policies and procedures and are provided as a severance solely in connection with this Agreement. Executive acknowledges and agrees that the benefits referenced in this Section 3 constitute adequate and valuable consideration, in and of themselves, for the promises contained in this Agreement. 4. Full Payment. Executive acknowledges that the payment and arrangements herein shall constitute full and complete satisfaction of any and all amounts properly due and owing to Executive as a result of Executive’s employment with the Company and the termination thereof. Executive further acknowledges that, other than the Confidentiality Agreement and Indemnification Agreement, this Agreement shall – on the Separation Date - result in the automatic termination of each agreement entered into between Executive and the Company regarding Executive’s employment, including the Employment Agreement. 5. Executive’s Release of the Company. Executive understands that by agreeing to the release provided by this Section 5, Executive is agreeing not to sue, or otherwise DocuSign Envelope ID: 26DA67CC-734A-4788-9125-E83CCDE9690C7F 806 4-AA91- 830-B664 CCB0A55 988F

3 3 file any claim against, the Company or any of its employees or other agents for any reason whatsoever based on anything that has occurred as of the date Executive signs this Agreement. (a) Release of Claims. On behalf of Executive and Executive’s heirs, assigns, executors, administrators, trusts, spouse and estate, Executive hereby releases and forever discharges the “Releasees” hereunder, consisting of the Company and each of its owners, affiliates, subsidiaries, predecessors, successors, assigns, agents, directors, officers, partners, employees, and insurers, and all persons acting by, through, under or in concert with them, or any of them, of and from any and all manner of action or actions, cause or causes of action, in law or in equity, suits, debts, liens, contracts, agreements, promises, liability, claims, demands, damages, loss, cost or expense, of any nature whatsoever, known or unknown, fixed or contingent (hereinafter called “Claims”), which Executive now has or may hereafter have against the Releasees, or any of them, by reason of any matter, cause, or thing whatsoever from the beginning of time to the date hereof, including the generality of the foregoing, any Claims arising out of, based upon, or relating to Executive’s hire, employment, remuneration or resignation by the Releasees, or any of them, Claims arising under federal, state, or local laws relating to employment, Claims of any kind that may be brought in any court or administrative agency, including any Claims arising under Title VII of the Civil Rights Act of 1964, as amended, 42 U.S.C. § 2000, et seq.; Americans with Disabilities Act, as amended, 42 U.S.C. § 12101 et seq.; the Rehabilitation Act of 1973, as amended, 29 U.S.C. § 701 et seq.; Age Discrimination in Employment Act, as amended, 29 U.S.C. § 621, et seq. (the “ADEA”); Civil Rights Act of 1866, and Civil Rights Act of 1991; 42 U.S.C. § 1981, et seq.; Equal Pay Act, as amended, 29 U.S.C. § 206(d); regulations of the Office of Federal Contract Compliance, 41 C.F.R. Section 60, et seq.; the Family and Medical Leave Act, as amended, 29 U.S.C. § 2601 et seq.; the Fair Labor Standards Act of 1938, as amended, 29 U.S.C. § 201 et seq.; the Executive Retirement Income Security Act, as amended, 29 U.S.C. § 1001 et seq.; the Worker Adjustment and Retraining Notification Act, as amended, 29 U.S.C. § 2101 et seq.; the California Fair Employment and Housing Act, as amended, Cal. Lab. Code § 12940 et seq.; the California Equal Pay Law, as amended, Cal. Lab. Code §§ 1197.5(a),199.5; the Moore-Brown-Roberti Family Rights Act of 1991, as amended, Cal. Gov’t Code §§12945.2, 19702.3; California Labor Code §§ 1101, 1102; the California WARN Act, California Labor Code §§ 1400 et. seq.; and California Labor Code §§ 1102.5(a),(b), Claims for wages under the California Labor Code and any other federal, state or local laws of similar effect, Claims under the employment and civil rights laws of California, Claims for breach of contract, Claims arising in tort, including, without limitation, Claims of wrongful dismissal or discharge, discrimination, harassment, retaliation, fraud, misrepresentation, defamation, libel, infliction of emotional distress, violation of public policy, and/or breach of the implied covenant of good faith and fair dealing, and Claims for damages or other remedies of any sort, including, without limitation, compensatory damages, punitive damages, injunctive relief and attorney’s fees. (b) Excluded Claims. Notwithstanding the generality of the foregoing, Executive does not release the following claims: DocuSign Envelope ID: 26DA67CC-734A-4788-9125-E83CCDE9690C7F 806 4-AA91- 830-B664 CCB0A55 988F

4 3 (i) Claims for unemployment compensation or any state disability insurance benefits pursuant to the terms of applicable state law; (ii) Claims for workers’ compensation insurance benefits under the terms of any worker’s compensation insurance policy or fund of the Company; (iii) Claims to continued participation in certain of the Company’s group benefit plans pursuant to the terms and conditions of COBRA; (iv) Claims to any benefit entitlements vested as the date of Executive’s employment termination, pursuant to written terms of any Company employee benefit plan; (v) Claims for indemnification under the Indemnification Agreement, the Company’s Bylaws, California Labor Code Section 2802 or any other applicable law; and (vi) Executive’s right to bring to the attention of the Equal Employment Opportunity Commission claims of discrimination; provided, however, that Executive does release Executive’s right to secure any damages for alleged discriminatory treatment. (c) ADEA Acknowledgment. Executive acknowledges that Executive is knowingly and voluntarily waiving and releasing any rights Executive may have under the ADEA. Executive also acknowledges that the consideration given for the waiver and release herein is in addition to anything of value to which Executive was already entitled. Executive further acknowledges that Executive has been advised by this writing, as required by the ADEA, that: (i) Executive’s waiver and release do not apply to any rights or claims that may arise after the execution date of this Agreement; (ii) Executive has been advised hereby that Executive has the right to consult with an attorney prior to executing this Agreement; (iii) Executive has 45 days to consider this Agreement and to review the information attached as Exhibit A, which is required by the ADEA and includes a detailed list of the job titles and ages of all employees who were terminated in this group termination and the ages of all employees of the Company in the same job classification or organizational unit who were not terminated; (iv) Executive has 7 days following the execution of this Agreement by Executive to revoke the Agreement. If Executive wishes to revoke this Agreement, Executive must deliver notice of Executive’s revocation in writing, no later than 5:00 p.m. Pacific Time on the 7th day following Executive’s execution of this Agreement to the Company’s Legal team at legal@ouster.io. Executive understands that if Executive revokes this Agreement, it will be null and void in its DocuSign Envelope ID: 26DA67CC-734A-4788-9125-E83CCDE9690C7F 806 4-AA91- 830-B664 CCB0A55 988F

5 3 entirety, and Executive will not be entitled to any payments or benefits provided by Section 3 of the Agreement unless and until such 7 day period has expired; (v) this Agreement will not be effective until the Effective Date, which is the date upon which the revocation period has expired, the 8th day after this Agreement is executed by Executive; and (vi) this Agreement does not affect Executive’s ability to test the knowing and voluntary nature of this Agreement. (d) CALIFORNIA GENERAL RELEASE. EXECUTIVE ACKNOWLEDGES THAT EXECUTIVE HAS BEEN ADVISED OF AND IS FAMILIAR WITH THE PROVISIONS OF CALIFORNIA CIVIL CODE SECTION 1542, WHICH PROVIDES AS FOLLOWS: “A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.” BEING AWARE OF SAID CODE SECTION, EXECUTIVE HEREBY EXPRESSLY WAIVES ANY RIGHTS EXECUTIVE MAY HAVE THEREUNDER, AS WELL AS UNDER ANY OTHER STATUTES OR COMMON LAW PRINCIPLES OF SIMILAR EFFECT. 6. Transition; Company Property. Executive further agrees that: (a) Transition. Each of the Company and Executive shall use their respective reasonable efforts to cooperate with each other in good faith to facilitate a smooth transition of Executive’s duties. (b) Return of Company Property. Executive warrants and represents that within 10 days following the end of the Separation Date or upon the earlier request of the Company, Executive will turn over to the Company all files, memoranda, records, and other documents, and any other physical or personal property that are the property of the Company and that Executive had in Executive’s possession, custody or control. 7. Executive Representations. Executive warrants and represents that: (a) Executive has not filed or authorized the filing of any complaints, charges or lawsuits against the Company or any affiliate of the Company with any governmental agency or court, and that if, unbeknownst to Executive, such a complaint, charge or lawsuit has been filed on Executive’s behalf, Executive will immediately cause it to be withdrawn and dismissed, (b) Executive has reported all hours worked as of the date of this Agreement and has been paid all compensation, wages, bonuses, commissions, and/or benefits to which Executive may be entitled and no other compensation, wages, bonuses, commissions and/or benefits are due to Executive, except as provided in this Agreement, (c) Executive has no known workplace injuries or occupational DocuSign Envelope ID: 26DA67CC-734A-4788-9125-E83CCDE9690C7F 806 4-AA91- 830-B664 CCB0A55 988F

6 3 diseases and has been provided and/or has not been denied any leave requested under the Family and Medical Leave Act or any similar state law, (d) the execution, delivery and performance of this Agreement by Executive does not and will not conflict with, breach, violate or cause a default under any agreement, contract or instrument to which Executive is a party or any judgment, order or decree to which Executive is subject, and (e) upon the execution and delivery of this Agreement by the Company and Executive, this Agreement will be a valid and binding obligation of Executive, enforceable in accordance with its terms. 8. No Assignment by Executive. Executive warrants and represents that no portion of any of the matters released herein, and no portion of any recovery or settlement to which Executive might be entitled, has been assigned or transferred to any other person, firm or corporation not a party to this Agreement, in any manner, including by way of subrogation or operation of law or otherwise. If any claim, action, demand or suit should be made or instituted against the Company or any other Releasee because of any actual assignment, subrogation or transfer by Executive, Executive agrees to indemnify and hold harmless the Company and all other Releasees against such claim, action, suit or demand, including necessary expenses of investigation, attorneys’ fees and costs. In the event of Executive’s death, this Agreement shall inure to the benefit of Executive and Executive’s executors, administrators, heirs, distributees, devisees, and legatees. None of Executive’s rights or obligations may be assigned or transferred by Executive, other than Executive’s rights to payments hereunder, which may be transferred only upon Executive’s death by will or operation of law. 9. Non-Solicitation. Without limiting the Confidentiality Agreement (as defined below), Executive hereby agrees that Executive shall not, at any time within the 1 year period immediately following the Separation Date, directly or indirectly, either for himself or on behalf of any other person, recruit or otherwise solicit or induce any employee or consultant of the Company to terminate its employment or arrangement with the Company, or otherwise change its relationship with the Company. Notwithstanding the foregoing, nothing herein shall prevent Executive from directly or indirectly hiring any individual who submits a resume or otherwise applies for a position in response to a publicly posted job announcement or otherwise applies for employment with any person with whom Executive may be associated absent any violation of Executive’s obligations pursuant to the preceding sentence. 10. Non-Disparagement. (a) Non-Disparagement. Executive agrees that Executive shall not disparage, criticize or defame the Company, its affiliates and their respective affiliates, directors, officers, agents, partners, stockholders, employees, products, services, technology or business, either publicly or privately. Nothing in this Section 10(a) shall have application to any evidence or testimony required by any court, arbitrator or government agency, or any statement otherwise required by law. (b) Breaches. The Parties agree and acknowledge that: (i) this Section is a material term of this Agreement, the absence of which would have resulted in the Company refusing to enter into this Agreement; (ii) in the event of a breach of this Section, it would be difficult to determine actual damages; (iii) $325,000.00 is a reasonable estimate of damages that would accrue if a breach of this Section occurred in DocuSign Envelope ID: 26DA67CC-734A-4788-9125-E83CCDE9690C7F 806 4-AA91- 830-B664 CCB0A55 988F

7 3 the future; and (iv) the amount of $325,000.00 as liquidated damages is fair and reasonable and would not act as a penalty to Executive. 11. Governing Law; Dispute Resolution. (a) Governing Law. This Agreement shall be governed, construed, interpreted, and enforced in accordance with its express terms, and otherwise in accordance with the substantive laws of the State of California, without giving effect to any principles of conflicts of law, whether of the State of California or any other jurisdiction, and where applicable, the laws of the United States, that would result in the application of the laws of any other jurisdiction. (b) Dispute Resolution. To ensure the timely and economical resolution of disputes that arise in connection with this Agreement, Executive and the Company agree that, except as excluded herein, any and all controversies, claims and disputes arising out of or relating to this Agreement, including any alleged violation of its terms or otherwise arising out of the parties’ relationship, shall be resolved solely and exclusively by final and binding arbitration held in Santa Clara County, California through JAMS in conformity with California law and the then-existing JAMS employment arbitration rules, which can be found at https://www.jamsadr.com/rules- employment-arbitration/. The Federal Arbitration Act, 9 U.S.C. §§ 1 et seq. shall govern the interpretation and enforcement of this arbitration clause. All remedies available from a court of competent jurisdiction shall be available in the arbitration; provided, however, in the event of a breach of the Confidentiality Agreement (as defined below), the Indemnification Agreement, and/or Sections 9 and/or 10 the Company may request relief from a court of competent jurisdiction if such relief is not available or not available in a timely fashion through arbitration as determined by the Company. The arbitrator shall: (i) provide adequate discovery for the resolution of the dispute; and (ii) issue a written arbitration decision, to include the arbitrator’s essential findings and conclusions and a statement of the award. The arbitrator shall award the prevailing party attorneys’ fees and expert fees, if any. Notwithstanding the foregoing, it is acknowledged that it will be impossible to measure in money the damages that would be suffered if the parties fail to comply with any of the obligations imposed on them under the Confidentiality Agreement (as defined below), the Indemnification Agreement, and/or Sections 9 and/or 10, and that in the event of any such failure, an aggrieved person will be irreparably damaged and will not have an adequate remedy at law. Any such person shall, therefore, be entitled to seek injunctive relief, including specific performance, to enforce such obligations, and if any action shall be brought in equity to enforce any of the provisions of the Confidentiality Agreement (as defined below), the Indemnification Agreement, and/or Sections 9 and/or 10, none of the parties shall raise the defense, without a good faith basis for raising such defense, that there is an adequate remedy at law. Executive and the Company understand that by agreement to arbitrate any claim, they will not have the right to have any claim decided by a jury or a court but shall instead have any claim decided through arbitration. Executive and the Company waive any constitutional or other right to bring claims covered by this Agreement other than in their individual capacities. Except as may be prohibited by applicable DocuSign Envelope ID: 26DA67CC-734A-4788-9125-E83CCDE9690C7F 806 4-AA91- 830-B664 CCB0A55 988F

8 3 12. Company Assignment and Successors. The Company shall assign its rights and obligations under this Agreement to any successor to all or substantially all of the business or the assets of the Company (by merger or otherwise). This Agreement shall be binding upon and inure to the benefit of the Company and its successors, assigns, personnel and legal representatives. 13. Maintaining Confidential Information; Whistleblower Protection. Executive reaffirms Executive’s obligations under the Confidentiality Agreement entered into with the Company on November 16, 2021 (the “Confidentiality Agreement”) and acknowledges and agrees that he remains subject to it following the Separation Date. Executive acknowledges and agrees that the benefits provided in Section 3 above shall be subject to Executive’s continued compliance with Executive’s obligations under the Confidentiality Agreement. For the avoidance of doubt, nothing in the Confidentiality Agreement or this Agreement will be construed to prohibit Executive from filing a charge with, reporting possible violations to, or participating or cooperating with any governmental agency or entity, including the EEOC, the Department of Justice, the Securities and Exchange Commission, Congress, or any agency Inspector General, or making other disclosures that are protected under the whistleblower, anti-discrimination, or anti- retaliation provisions of federal, state or local law or regulation. Executive does not need the prior authorization of the Company to make any such reports or disclosures, and Executive is not required to notify the Company that Executive has made such reports or disclosures. Furthermore, in accordance with 18 U.S.C. § 1833, notwithstanding anything to the contrary in the Confidentiality Agreement or this Agreement: (i) Executive shall not be in breach of this Agreement, and shall not be held criminally or civilly liable under any federal or state trade secret law (x) for the disclosure of a trade secret that is made in confidence to a federal, state, or local government official or to an attorney solely for the purpose of reporting or investigating a suspected violation of law, or (y) for the disclosure of a trade secret that is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal; and (ii) if Executive files a lawsuit for retaliation by the Company for reporting a suspected violation of law, Executive may disclose the trade secret to Executive’s attorney, and may use the trade secret information in the court proceeding, if Executive files any document containing the trade secret under seal, and does not disclose the trade secret, except pursuant to court order. 14. Executive’s Cooperation. After the expiration or termination of the Agreement, Executive shall cooperate with the Company and its affiliates, upon the Company’s reasonable request, with respect to any internal investigation or administrative, regulatory or judicial proceeding involving matters within the scope of Executive’s duties and responsibilities to the Company or its affiliates during Executive’s employment with the Company (including Executive being available to the Company upon reasonable notice for interviews and factual investigations, appearing at the Company’s reasonable request to give testimony without requiring service of a subpoena or other legal process, and turning over to the Company all relevant Company documents which are or may have come into Executive’s possession during Executive’s employment); provided, however, that any such request by the Company shall not be unduly burdensome or interfere with Executive’s personal schedule or ability to engage in gainful employment. 15. SEC Reporting. Executive acknowledges that to the extent required by the Securities Exchange Act of 1934, as amended (the “Exchange Act”), Executive will have DocuSign Envelope ID: 26DA67CC-734A-4788-9125-E83CCDE9690C7F 806 4-AA91- 830-B664 CCB0A55 988F

9 3 continuing obligations under Section 16(a) and 16(b) of the Exchange Act to report any matching transactions in Company common stock for six (6) months following the Separation Date. 16. Section 409A of the Code. This Agreement is intended, to the greatest extent permitted under law, to comply with the short-term deferral exemption and the separation pay exemption provided in Section 409A of the Internal Revenue Code of 1986, as amended, and the regulations and other interpretative guidance issued thereunder (“Section 409A”) such that no benefits or payments under this Agreement are subject to Section 409A. Notwithstanding anything herein to the contrary, the timing of any payments under this Agreement shall be made consistent with such exemption. Executive’s right to receive a series of installment payments under this Agreement, if any, shall be treated as a right to receive a series of separate payments. To the extent applicable, this Agreement shall be interpreted in accordance with Section 409A, including any such regulations or other guidance that may be issued after the Effective Date. Notwithstanding any provision of this Agreement to the contrary, in the event that the Company determines that any amounts payable hereunder may be subject to Section 409A, the Company may, to the extent permitted under Section 409A cooperate in good faith to adopt such amendments to this Agreement or adopt other appropriate policies and procedures, including amendments and policies with retroactive effect, that the Company determines are necessary or appropriate to avoid the imposition of taxes under Section 409A; provided, however, that this paragraph shall not create an obligation on the part of the Company to adopt any such amendment, policy or procedure or take any such other action, nor shall the Company have any liability for failing to do so. To the extent that any reimbursements payable pursuant to this Agreement are subject to the provisions of Section 409A, such reimbursements shall be paid to Executive no later than December 31 of the year following the year in which the expense was incurred, the amount of expenses reimbursed in one year shall not affect the amount eligible for reimbursement in any subsequent year, and Executive’s right to reimbursement under this Agreement will not be subject to liquidation or exchange for another benefit. 17. Miscellaneous. The Section headings in this Agreement are for convenience only and will not affect the contents of which they reference. As used herein, the terms “include” and “including” will be deemed to mean “include without limitation” or “including without limitation.” This Agreement may be modified only in writing, and such writing must be signed by both parties and recited that it is intended to modify this Agreement. This Agreement may be executed in separate counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same agreement. This Agreement, collectively with the Confidentiality Agreement and Indemnification Agreement, comprises the entire agreement between the parties with regard to the subject matter hereof and supersedes, in their entirety, any other agreements between Executive and the Company with regard to the subject matter hereof. Executive acknowledges that there are no other agreements, written, oral or implied, and that Executive may not rely on any prior negotiations, discussions, representations or agreements. (Signature page(s) follow) DocuSign Envelope ID: 26DA67CC-734A-4788-9125-E83CCDE9690C7F 806 4-AA91- 830-B664 CCB0A55 988F

IN WITNESS WHEREOF, the undersigned have caused this Executive Transition Agreement to be duly executed and delivered as of the date indicated next to their respective signatures below. DATED: _______________ __________________________________ Angus Pacala Chief Executive Officer OUSTER, INC. DATED: _______________ _______________________________ Adam Dolinko DocuSign Envelope ID: 26DA67CC-734A-4788-9125-E83CCDE9690C7F 806 4-AA91- 830-B664 CCB0A55 988F 2/17/2023 2/17/2023

EXHIBIT A DEMOGRAPHIC NOTICE TITLE DEPARTMENT SELECTED NOT SELECTED AGE JOB ELIMINATED ? ELIGIBLE FOR SEPARATION BENEFITS ? Chief Executive Officer Executive 1 35 N Y Chief Technology Officer Executive 1 35 N Y Chief Financial Officer Executive 1 55 N Y General Counsel Executive 1 54 N Y President of Field Operations Executive 1 46 N Y Executive Vice President, Global Operations Executive 1 60 N Y DocuSign Envelope ID: 26DA67CC-734A-4788-9125-E83CCDE9690C7F 806 4-AA91- 830-B664 CCB0A55 988F